Ex-99.j.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of OSI ETF Trust and to the use of our opinion dated December 27, 2016 on the statement of assets and liabilities as of December 23, 2016 of O'Shares FTSE Russell Small Cap Quality Dividend ETF, a portfolio of OSI ETF Trust (the "Fund").  Such financial statement appears in the Fund's Statement of Additional Information.

/s/ BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania
December 27, 2016